As filed with the Securities and Exchange Commission on July 25, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	91-1144498
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East

Seattle, Washington 98102

(206) 442-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce L.A. Carter, Ph.D.

President and Chief Executive Officer

ZymoGenetics, Inc.

1201 Eastlake Avenue East

Seattle, Washington 98102

(206) 442-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor, Esq.

Patrick J. Devine, Esq.

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock, no par value (3)	$150,000,000	$12,135

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement exceed $150,000,000.
(2)	With respect to the $12,135 registration fee for this registration statement, $8,200 is being paid herewith and $4,015.99 represents the unused portion of the registration fee paid in connection with the Registrant’s registration statement on Form S-1, No. 333-69190 (initial filing date September 10, 2001) and is offset against the registration fee due under this Registration Statement pursuant to Rule 457(p) of the Securities Act of 1933.
(3)	Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of common stock as may from time to time be sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 25, 2003

PROSPECTUS

$150,000,000

COMMON STOCK

ZymoGenetics, Inc. may offer shares of its common stock, no par value per share, from time to time. The common stock offered by this prospectus will have an aggregate public offering price of up to $150,000,000.

You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement.

Our common stock is traded on the Nasdaq National Market under the symbol “ZGEN.” On July 23, 2003, the closing sale price of our common stock as quoted on the Nasdaq National Market was $13.85 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” that appears in our annual report on Form 10-K for the year ended December 31, 2002, as well as the section entitled “Risk Factors” that appears in any prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “Commission”) using a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Commission and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

ZYMOGENETICS, INC.

ZymoGenetics is a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic proteins for the prevention or treatment of human diseases. Using a product discovery engine, comprising genomics, bioinformatics, protein chemistry and preclinical biology, we have generated a broad pipeline of proprietary product candidates. We intend to commercialize these product candidates through internal development, collaborations with partners, and out-licensing of patents from our extensive patent portfolio.

We were incorporated in the State of Washington on June 22, 1981. Our principal executive offices are located at 1201 Eastlake Avenue East, Seattle, Washington 98102. Our telephone number is (206) 442-6600. Our web site is www.zymogenetics.com. Information contained on our web site does not constitute a part of this prospectus. Unless the context requires otherwise, in this prospectus the terms “ZymoGenetics,” “we,” “us” and “our” refer to ZymoGenetics, Inc. In addition, references to “Novo Nordisk” include references to Novo A/S, Novo Nordisk A/S, Novo Nordisk of North America, Inc., Novo Nordisk Pharmaceuticals, Inc., Novo Industri A/S, Novozymes A/S and Novo Nordisk A/S, Enzymes Business. “ZYMOGENETICS” is a registered trademark of ZymoGenetics. This prospectus also includes trademarks, trade names and service marks of other companies. Use by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative of those terms or comparable terminology. Forward-looking statements involve risks and uncertainties, such as our objectives, forecasts, expectations and intentions. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Any or all forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated herein by reference and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to review any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The section entitled “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” that appears in our annual report on Form 10-K for the year ended December 31, 2002, as well as the section entitled “Risk Factors” that appears in any prospectus supplement accompanying this prospectus, describe some, but not all, of the factors that could cause our actual results to differ materially from expected and historical results.

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for clinical and preclinical development of existing product candidates, discovery and development of additional product opportunities and working capital and other general corporate purposes. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 180,000,000 shares of common stock, no par value, and non-voting common stock, no par value, of which 150,000,000 shares are designated as common stock and 30,000,000 shares are designated as non-voting common stock. In addition, we are authorized to issue up to 30,000,000 shares of preferred stock, no par value. The following summary of some of the provisions of the common stock, preferred stock and non-voting common stock is not complete and may not contain all the information you should consider before investing in the common stock. You should read carefully our articles of incorporation and bylaws.

Common Stock

As of June 30, 2003, there were 46,080,292 shares of common stock outstanding, held of record by 73 shareholders. The holders of common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Subject to the preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock, together with any holders of non-voting common stock, are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the shareholders, to issue up to 23,460,232 shares of preferred stock in one or more series. Our board of directors also has the authority to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock and the non-voting common stock. Our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of common stock. Preferred stock could thus be issued with terms that could delay or prevent a change in control of ZymoGenetics or make removal of management more difficult. In addition, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. We have no plans at this time to issue any preferred stock.

Non-Voting Common Stock

Our board of directors has the authority to issue up to 20,899,200 shares of non-voting common stock. Non-voting common stock was originally issued to our former parent, Novo Nordisk, and currently there is no non-voting common stock outstanding. Except as otherwise required by law, the holders of non-voting common stock are not entitled to notice of, or to vote at, any meeting of our shareholders or to vote upon any matter relating to our business or affairs. Subject to the preferences of any outstanding shares of preferred stock, the holders of non-voting common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of non-voting common stock, together with the holders of common stock, are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of non-voting common stock have no preemptive rights. There are no redemption or sinking fund provisions applicable to the non-voting common stock. Shares of non-voting common stock that are converted into common stock will not be reissued as non-voting common stock.

Shareholders’ Agreement

All of our current directors were elected pursuant to a shareholders’ agreement, effective November 10, 2000. Pursuant to this agreement, we will nominate and Novo Nordisk Pharmaceuticals, Inc. will vote its shares in favor of two directors designated by Warburg, Pincus Equity Partners, L.P. and certain of its affiliates as long as Warburg, Pincus Equity Partners and these affiliates continue to hold at least 75% of the shares of our common stock issued to Warburg, Pincus Equity Partners and these affiliates upon conversion of our Series B preferred stock at the time of our initial public offering, or one director if Warburg, Pincus Equity Partners and these affiliates continue to hold at least 50% of these shares. Similarly, we will nominate and Warburg, Pincus Equity Partners and certain of its affiliates will vote its shares in favor of two directors designated by Novo Nordisk Pharmaceuticals as long as Novo Nordisk Pharmaceuticals, together with its affiliates, continues to hold at least 75% of the total number of shares of common stock held as of November 10, 2000 together with those shares of common stock resulting from the conversion of our Series A preferred stock, or one director if Novo Nordisk Pharmaceuticals continues to hold at least 50% of these shares of common stock.

In addition, for a period of seven years after the date of the shareholders’ agreement, neither Novo Nordisk nor its affiliates may acquire beneficial ownership of any shares of our common stock if, as a result of such acquisition, Novo Nordisk and its affiliates would beneficially own more than 49% of our outstanding voting securities. Novo Nordisk’s restriction on acquisition of shares does not apply to any acquisition that is approved by a majority of the members of our board of directors (not including any designees or affiliates of Novo Nordisk).

Registration Rights

Pursuant to an investors’ rights agreement, certain holders of our common stock are entitled to registration rights under the Securities Act with respect to their shares of common stock if we propose to register any of our common stock. Such holders are entitled to notice of the registration and to include shares of common stock in the registration at our expense. In addition, such holders are entitled to require us to file a registration statement under the Securities Act at our expense. Furthermore, such holders may require us to file additional registration statements on Form S-3 at our expense. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right to decline to effect such a registration if the anticipated aggregate offering price in such registration is below a minimum amount.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

Issuance of Preferred Stock.    As noted above, our board of directors, without shareholder approval, has the authority under our articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election and Removal of Directors.    Our articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected each year by our shareholders. In addition, our directors may be removed only for cause. Because this system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and may maintain the incumbency of the board of directors.

Shareholder Meetings.    Our articles of incorporation provide that our shareholders may call a special meeting only upon the request of holders of at least 25% of the outstanding shares entitled to vote at such meeting. Additionally, our board of directors, the chairman of the board, the Chief Executive Officer and the President each may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals.    Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Washington Law.    Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. The Washington Business Corporation Act generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of the acquisition. Such prohibited transactions include, among other things,

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Nasdaq National Market Listing

Our common stock is quoted on the Nasdaq National Market under the symbol “ZGEN.”

PLAN OF DISTRIBUTION

We may sell the offered securities to or through underwriters or dealers, through agents, directly to other purchasers, or through a combination of these methods. We may distribute securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

The applicable prospectus supplement will describe the specific terms of the offering of the securities, including:

•	the name or names of any underwriters, and, if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in a sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The applicable prospectus supplement will set forth the underwriter or underwriters with respect to a particular underwritten offering of securities and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

If a dealer is used in the sale of any of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of any such transactions.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth the terms of any such transactions. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process used.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide indemnification to underwriters, dealers, agents and others who participate in the distribution of the securities with respect to some liabilities, including liabilities arising under the Securities Act, and provide contribution with respect to payments that they may be required to make in connection with such liabilities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or agents to solicit offers by specific institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, we must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the securities is not, at the time of delivery, prohibited by applicable law.

If any of the securities are sold to or through underwriters, the underwriters may make a market in those securities, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in those securities, and any market-making that is done may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to the liquidity of, or trading markets for, any of the securities.

Some of the underwriters, dealers or agents, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of business.

ERISA CONSIDERATIONS

ERISA stands for the Employee Retirement Income Security Act of 1974 and its amendments. ERISA imposes restrictions on many employee benefit plans and on their fiduciaries. Before purchasing any of these securities on behalf of a plan, a plan fiduciary should make sure that the plan’s governing documents permit the purchase. The plan fiduciary should also verify that the purchase is prudent, appropriate in view of the plan’s overall investment policy and its existing investments, and otherwise satisfies the plan fiduciary’s obligations under ERISA Section 404 and other applicable law.

In addition, ERISA Section 406 and Internal Revenue Code Section 4975 prohibit transactions involving a plan’s assets when the transaction is with a “party in interest” under ERISA Section 3(14) or a “disqualified person” under Code Section 4975. An underwriter and its affiliates involved in the sale of securities might be parties in interest or disqualified persons with respect to a plan purchasing securities. This is true because the underwriter or its affiliate provides services to the plan. ZymoGenetics might also be a party in interest or a disqualified person with respect to a plan purchasing securities.

A transaction to purchase securities that is prohibited under ERISA Section 406 or Code Section 4975 might result in personal liability for the plan’s fiduciaries, civil penalties being imposed on parties in interest or an excise tax being imposed on disqualified persons. In addition, if the plan asset involved in a prohibited transaction is an individual retirement account or an individual retirement annuity (each an “IRA”), the IRA would lose its tax-exempt status.

There are certain class exemptions from the prohibited transaction provisions of ERISA Section 406 and Code Section 4975, including:

•	prohibited transaction class exemption (PTCE) 75-1, Part II or Part III, exemptions for specific principal transactions involving sales or purchases of securities between plans and parties in interest;

•	PTCE 84-14, an exemption for specific transactions determined by an independent qualified professional asset manager;

•	PTCE 90-1, an exemption for specific transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for specific transactions involving bank collective funds;

•	PTCE 95-60, an exemption for specific transactions involving life insurance company general accounts; and

•	PTCE 96-23, an exemption for specific transactions involving in-house asset managers.

It is very important that a plan fiduciary considering the purchase of any of these securities involving a transaction with a party in interest or a disqualified person with respect to a plan make certain that a class or other exemption to the prohibited transaction provisions of ERISA Section 406 and Code Section 4975 applies to the purchase and holding of the securities.

Governmental plans and certain church plans (each as defined under ERISA) are generally not subject to the prohibited transaction rules described above. Such plans may, however, be subject to federal, state or local laws that may affect their investment in these securities. Any fiduciary of such a plan considering a purchase of these securities should determine the need for, and the availability if necessary of, any exemptive relief under all applicable laws.

Any fiduciary of any pension plan, IRA or other employee benefit plan who is considering the acquisition of any of these securities should consult with his or her legal counsel prior to acquiring such securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock will be passed on for ZymoGenetics by Perkins Coie LLP, Seattle, Washington.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2002, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to ZymoGenetics’ related-party transactions as described in Note 5 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the Commission. These documents may be read and copied at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can get further information about the Public Reference Room by calling 1-800-SEC-0330. The Commission also maintains a Web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the Commission.

This prospectus is part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act of 1933, as amended. As permitted by the Commission, this prospectus does not contain all the information in the registration statement filed with the Commission. For a more complete understanding of this offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents filed by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete our offering of the securities:

•	our annual report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on March 28, 2003, including the amendment to this annual report filed with the Commission on July 18, 2003;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Commission on May 12, 2003;

•	our definitive proxy statement on Schedule 14A, as filed with the Commission on April 18, 2003 in connection with our 2003 annual meeting; and

•	the description of our common stock contained in our registration statement on Form 8-A, as filed with the Commission on January 10, 2002 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating that description.

Documents incorporated by reference, excluding exhibits, are available from us without charge. You may obtain documents incorporated by reference by requesting them in writing from ZymoGenetics, Inc., 1201 Eastlake Avenue East, Seattle, Washington 98102, Attention: Investor Relations Department, or by calling (206) 442-6600.

$150,000,000

COMMON STOCK

PROSPECTUS

                , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$12,135
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15.    Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 10 of the registrant’s Amended and Restated Bylaws provides for indemnification of the registrant’s directors, officers and, in certain instances, employees.

Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the registrant’s Amended and Restated Articles of Incorporation and Section 10 of the registrant’s Amended and Restated Bylaws contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to liability insurance policies maintained by the registrant for such purpose.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify the registrant, its directors and certain officers and other persons.

Item 16.    Exhibits

(a)    The following Exhibits are filed as part of this registration statement:

Exhibit Number	Description

5.1	Opinion of Perkins Coie LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

Item 17.    Undertakings

A.    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 25th day of July, 2003.

ZYMOGENETICS, INC.

By:	/s/ BRUCE L.A. CARTER

Name: Bruce L.A. Carter, Ph.D. Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Bruce L.A. Carter, Ph.D. and James A. Johnson, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 25th day of July, 2003.

Signature	Title	Date

/s/ BRUCE L.A. CARTER Bruce L.A. Carter, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2003

/s/ JAMES A. JOHNSON James A. Johnson	Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	July 25, 2003

/s/ GEORGE B. RATHMANN George B. Rathmann, Ph.D.	Chairman of the Board of Directors	July 25, 2003

/s/ DAVID I. HIRSH David I. Hirsh, Ph.D.	Director	July 25, 2003

/s/ JONATHAN S. LEFF Jonathan S. Leff	Director	July 25, 2003

/s/ KURT ANKER NIELSEN Kurt Anker Nielsen	Director	July 25, 2003

/s/ EDWARD E. PENHOET Edward E. Penhoet, Ph.D.	Director	July 25, 2003

/S/ LORI F. RAFIELD Lori F. Rafield, Ph.D.	Director	July 25, 2003

/s/ LARS REBIEN SØRENSEN Lars Rebien Sørensen	Director	July 25, 2003

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INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Perkins Coie LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)